SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15 (d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported): January 15, 2002


                            Banner Corporation
                         ------------------------
          (Exact name of registrant as specified in its charter)


      Washington                     0-26584                  91-1632900
----------------------------        ----------           --------------------
State or other jurisdiction         Commission           (I.R.S. Employer
     of incorporation               File Number          Identification No.)



10 S. First Avenue, Walla Walla, Washington                      99362
-------------------------------------------                    ----------
(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number (including area code)  (509) 527-3636


                                  Not Applicable
                               -------------------
            (Former name or former address, if changed since last report)

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Item 5.  Other Events
---------------------

     On January 15, 2002, the Registrant announced that after a thorough review of its loan portfolio and further analysis of the previously disclosed problem credits associated with a former senior lending officer in the Seattle area, it anticipates its fourth quarter loan loss provision will be increased to approximately $3.5 to $4.0 million, which is $1.5 to $2.0 million more than anticipated at the time of the third quarter earnings release on October 26, 2001.

     Additionally, generally weaker economic conditions have adversely affected the loans and, as a result, the Company anticipates an increase in non-performing assets to approximately 1.02% of total assets as of December 31, 2001, up from 0.78% on September 30, 2001.

     The Company continues to pursue aggressively all avenues available in recovering losses sustained as a result of both the check kiting scheme and credit problems. However, at this time no assurances can be made regarding recovery or insurance reimbursement.

     The Company also noted that certain expense reductions, primarily related to incentive compensation and profit sharing, will mitigate a portion of the increase in the loan poss provision and as a result, anticipated net earnings for the year are $.60 to $.65 per diluted share.

     For further information, reference is made to the Registrant's press release dated January 15, 2002, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     Exhibit
     -------

       99    Press Release dated January 15, 2002.

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                                SIGNATURES
                                ----------

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                   BANNER CORPORATION



DATE: January 15, 2002             By: /s/Gary Sirmon
                                       ---------------------------
                                       Gary Sirmon
                                       President

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                               Exhibit 99

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Tuesday January 15, 6:01 am Eastern Time

Press Release

SOURCE: Banner Corporation

Banner Corporation Announces Fourth Quarter Preview, Conference Call and
Webcast

WALLA WALLA, Wash.--(BUSINESS WIRE)--Jan. 15, 2002--Banner Corporation (Nasdaq:BANR - news), announced that after a thorough review of its loan portfolio, which included independent third party and regulatory reviews, and further analysis of the previously disclosed problem credits associated with a former senior lending officer in the Seattle area, it anticipates its fourth quarter loan loss provision will be increased to approximately $3.5 to $4.0 million. This is $1.5 to $2.0 million more than anticipated at the time of the third quarter earnings release on October 26, 2001.

``Further analysis of the problem credits identified in September and October, 2001, as well as generally weaker economic conditions, indicate the need for an increased provision,'' said Gary Sirmon, President and Chief Executive Officer. ``At this time, we anticipate an increase in non-performing assets to approximately 1.02% of total assets as of December 31, 2001, up from 0.78% on September 30, 2001.

``We continue to pursue aggressively all avenues available in recovering the losses sustained as a result of both the check kiting scheme and credit problems,'' said Sirmon. Banner has filed appropriate reports with federal and state regulators and law enforcement agencies with respect to the check kiting and credit manipulations. At this time, no assurances can be made regarding recovery or insurance reimbursement.

``While our year-end results have not been finalized and remain subject to audit by our independent accountants, we expect there to be a reduction in expenses which will partially off-set the increase in the loan loss provision. The expense reduction will primarily relate to incentive compensation and profit sharing,'' said Sirmon. ``We expect net earnings for the year 2001 to be in the range of $.60 to $.65 per diluted share.''

Banner plans to report its fourth quarter results before the market opens on Friday, January 25, 2002. This will be followed by a conference call at 7:00 a.m. PST (10:00 a.m. EST). The call will also be broadcast live via the Internet.

The conference call can be accessed by dialing 952-556-2807, access code No. 5778567. To listen to the call online, go to the company's website at www.banrbank.com or to www.companyboardroom.com. Institutional investors may access the call via the subscriber-only site www.streetevents.com. An archived recording of the call can be accessed by dialing 703-326-3020, access code No. 5778567, until February 1, 2002 or via the Internet at www.companyboardroom.com through February 8, 2002.

Banner Corporation is the parent of Banner Bank, a Washington state chartered commercial bank, which operates a total of 39 branch offices and six loan offices in 18 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank of the web at www.banrbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the Company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and recover check kiting losses. Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

--------------------
Contact:

     Banner Corporation
     Gary Sirmon
     President and CEO
     (509) 527-3636

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